Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 5/31/2004 Determination Date: 6/10/2004 Distribution Date: 6/15/2004

		Original	Beginning			Current	Total Class		Ending
	Certificate	Certificate	Certificate			Realized	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Distribution	Balance
AS-1	0.0000%	137,788,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000
AS-2	1.5000%	141,057,000.00	30,070,220.88	36,334.85	4,724,699.40	0.00	4,724,699.40	4,761,034.25	25,345,521.48
Factors per Thousand				0.25758984	33.49496586		33.49496586	33.75255570	179.68283375
AS-3	1.1500%	190,443,000.00	190,443,000.00	176,424.28	0.00	0.00	0.00	176,424.28	190,443,000.00
Factors per Thousand				0.92638889	0.00000000		0.00000000	0.92638889	1000.00000000
MS-1	1.9500%	22,084,000.00	17,940,058.65	28,180.84	384,382.32	0.00	384,382.32	412,563.16	17,555,676.33
Factors per Thousand				1.27607499	17.40546640		17.40546640	18.68154139	794.95002400
MS-2	2.3500%	23,463,000.00	19,061,312.31	36,084.12	408,406.22	0.00	408,406.22	444,490.34	18,652,906.09
Factors per Thousand				1.53791587	17.40639390		17.40639390	18.94430976	794.99237480
BS	4.1000%	12,423,000.00	10,091,282.99	33,329.27	216,215.06	0.00	216,215.06	249,544.33	9,875,067.93
Factors per Thousand				2.68286807	17.40441600		17.40441600	20.08728407	794.90203091
Pool I		527,258,000.00	267,605,874.83	310,353.36	5,733,703.00	0.00	5,733,703.00	6,044,056.36	261,872,171.83
Totals				0.58861764	10.87456805		10.87456805	11.46318569	496.66799144
AN	1.6000%	55,395,000.00	19,472,988.23	25,098.52	386,854.87	0.00	386,854.87	411,953.39	19,086,133.36
Factors per Thousand				0.18215316	2.80760930		6.98357018	7.43665295	344.54613882
MN	2.3500%	2,229,000.00	2,229,000.00	4,219.62	0.00	0.00	0.00	4,219.62	2,229,000.00
Factors per Thousand				0.03062400	0.00000000		0.00000000	1.89305518	1000.00000000
BN	4.1000%	4,457,000.00	4,457,000.00	14,720.48	0.00	0.00	0.00	14,720.48	4,457,000.00
Factors per Thousand				0.10683427	0.00000000		0.00000000	3.30277765	1000.00000000
Pool II		62,081,000.00	26,158,988.23	44,038.62	386,854.87	0.00	386,854.87	430,893.49	25,772,133.36
Totals				0.08352385	0.73371076		6.23145358	6.94082715	415.13721364
Totals		589,339,000.00	293,764,863.06	354,391.98	6,120,557.87	0.00	6,120,557.87	6,474,949.85	287,644,305.19

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 5/31/2004 Determination Date: 6/10/2004 Distribution Date: 6/15/2004

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-2	36,334.85	1.5000%	0.00	0.00	0.00	0.00
AS-3	176,424.28	1.1500%	0.00	0.00	0.00	0.00
MS-1	28,180.84	1.9500%	0.00	0.00	0.00	0.00
MS-2	36,084.12	2.3500%	0.00	0.00	0.00	0.00
BS	33,329.27	4.1000%	0.00	0.00	0.00	0.00
AN	25,098.52	1.6000%	0.00	0.00	0.00	0.00
MN	4,219.62	2.3500%	0.00	0.00	0.00	0.00
BN	14,720.48	4.1000%	0.00	0.00	0.00	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 5/31/2004 Determination Date: 6/10/2004 Distribution Date: 6/15/2004

Pool I

Schedule of Remittance

Aggregate Amount Received	8,715,585.25
Monthly Advances	0.00
(Servicing Fee)	(94,455.75)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	8,621,129.50

Bond Interest Distributed	310,353.36
Bond Principal Distributed	5,733,703.00
Escrow Fee	33,450.73
Amounts transferred to the Owner Trustee	2,543,622.41

8,621,129.50

Prior Three Months Weighted Average Loan Interest Rate

02/29/04	03/31/04	04/30/04
6.3443%	6.3134%	6.0383%

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		299,000,977.47
Aggregate Ending Principal Balance of Loans		292,594,605.40
Principal Prepayments (No. / Amt)	7	5,802,249.29
Curtailments		37,877.08
Excess and Monthly Payments		566,245.70
Recoveries on Previous Realized Losses		847,392.07
Interest Received		1,461,821.11
Compensating Interest		2,380.85
Realized Losses (Current / Cumulative)	0.00	27,558,684.94
Excess Spread		1,870,953.34
Spread Amount		30,722,433.57
Specified Subordinated Amount		30,722,433.57
Weighted Average Loan Interest Rate		6.0206%
LIBOR Rate		1.1000%
Auction Rate		1.1500%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 5/31/2004 Determination Date: 6/10/2004 Distribution Date: 6/15/2004

Pool II

Schedule of Remittance

Aggregate Amount Received	441,421.85
Monthly Advances	0.00
(Servicing Fee)	(9,438.40)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	431,983.45

Bond Interest Distributed	44,038.62
Bond Principal Distributed	386,854.87
Escrow Fee	1,089.96
Amounts transferred to the Owner Trustee	0.00

431,983.45

Prior Three Months Weighted Average Loan Interest Rate

02/29/04	03/31/04	04/30/04
5.9434%	5.9438%	5.9438%

Collateral Information

Accelerated Principal Distribution		109,410.94
Aggregate Beginning Principal Balance of Loans		28,969,270.30
Aggregate Ending Principal Balance of Loans		28,691,826.37
Principal Prepayments (Number / Amount)	0	0.00
Curtailments		0.00
Excess and Monthly Payments		277,443.93
Recoveries on Previous Realized Losses		23,727.87
Interest Received		140,250.05
Compensating Interest		0.00
Realized Losses (Current / Cumulative)	0.00	8,543,913.62
Excess Spread		109,410.94
Spread Amount		5,379,717.44
Specified Subordinated Amount		5,379,717.44
LOC Available Amount		2,460,024.43
LOC Available Amount as percentage of Pool Principal Balance		9.55%
Weighted Average Loan Interest Rate		5.9441%
LIBOR Rate		1.1000%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 5/31/2004 Determination Date: 6/10/2004 Distribution Date: 6/15/2004

Exhibit L

Outstanding Balance — Pool I	292,594,605.40
# Accounts	434

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	47	30,150,560.24	10.31%
Delinquent 30-59 Days	4	4,189,770.32	1.43%
Delinquent 60-89 Days	1	646,096.85	0.22%
Delinquent 90 and Over	3	2,457,134.06	0.84%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	55	37,443,561.47	12.80%

Outstanding Balance — Pool II	28,691,826.37
# Accounts	90

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	9	3,720,429.16	12.97%
Delinquent 30-59 Days	0	0.00	0.00%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	1	253,186.59	0.88%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	10	3,973,615.75	13.85%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 5/31/2004 Determination Date: 6/10/2004 Distribution Date: 6/15/2004

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	213	1,000	812	812	812	508
(iii)	0	33	0	17	17	17	11
(v)	0	0	1	1	2	3	1
(vi)	0	41	0	0	0	0	11
(vii)	0	0	0	0	0	0	0
(viii)	0	4	0	0	0	0	1
(xv) (a, b & c)	0	180	1,000	795	795	795	497

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	352	1,000	1,000	421
(iii)	7	0	0	6
(v)	0	2	3	1
(vi)	0	0	0	0
(vii)	0	0	0	0
(viii)	5	0	0	4
(xv) (a, b & c)	345	1,000	1,000	415

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 5/31/2004 Determination Date: 6/10/2004 Distribution Date: 6/15/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300